EXHIBIT 10.22

AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Amendment to Loan and Security Agreement is entered into as of February 15, 2001 (the “Amendment”), by and between BANK SINOPAC, LOS ANGELES BRANCH and FAR EAST NATIONAL BANK (individually, a “Lender” and collectively, the “Lenders”) and INTEGRATED PACKAGING ASSEMBLY CORPORATION, a Delaware corporation, and OSE, INC., a California corporation (individually a “Borrower” and collectively, the “Borrowers”).

RECITALS

Borrowers and Lenders are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 1, 2000, as amended (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

I. The following definitions are hereby added or shall replace existing definitions in Section 1.1 of the Agreement as follows:

“Borrowing Base” means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Servicing Agent with reference to the most recent Borrowing Base Certificates delivered by Borrowers.

“Eligible Accounts” means those Accounts that arise in the ordinary course of a Borrower’s business that comply with all of such Borrower’s representations and warranties to Lenders set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Lenders as a consequence of any Collateral audits done pursuant to Section 6.3 in Lender’s reasonable judgment and upon notification thereof to Borrowers in accordance with the provisions hereof. Unless otherwise agreed to by Lenders, Eligible Accounts shall not include the following:

(a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

(b) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

(c) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

(d) Accounts with respect to which the account debtor is an Affiliate of Borrower;

(e) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Servicing Agent believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(f) Accounts the collection 9fwhich Servicing Agent reasonably determines to be doubtful

“Revolving Committed Line” means the facility under which Borrowers may request Advances under Section 2.1.1 in an amount up to Eighteen Million Dollars ($18,000,000).

“Revolving Maturity Date” means August 15, 2001

2 Section 2.1.1(a) is hereby replaced in its entirety with the following:

“(a) Subject to and upon the terms and conditions of this Agreement, each Lender, severally and not jointly, agrees to make Advances to each Borrower and/or Borrowers in an individual amount not to exceed such Lender’s Commitment and in an aggregate amount not to exceed the lesser of (i) the Borrowing Base or (ii) the Revolving Committed Line. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.”

3 Section 2.1.1(g) is hereby added to the Agreement:

“(g) The Administrative Agent and Borrowers have entered into that certain Business Loan Agreement dated November 29,2000, as amended, whereby Administrative Agent has extended a loan to Borrowers of up to Seven Million Dollars ($7,000,000) (the “Sinopac Loan”). Borrowers and Lenders agree that all credit extensions made to Borrowers under the Sinopac Loan shall be considered Advances under the Revolving Committed Line hereunder and shall be secured by the Collateral, and the separate Sinopac Loan shall hereby terminate.”

4 Section 2.1.1(h) is hereby added to the Agreement:

(h) Lock Box Account. Borrowers shall open and maintain with Servicing Agent an account (the “Lock Box Account”) into which all funds received by Borrowers from any source shall immediately be deposited. Borrowers shall direct all account debtors to mail or deliver all checks or other forms of payment for amounts owing to Borrowers to a post office box designated by Servicing Agent, over which Servicing Agent shall have exclusive and unrestricted access. Servicing Agent shall collect the mail delivered to such post office box, open such mail, and endorse and credit all items to the Lock Box Account. Borrowers shall direct all account debtors or other persons owing money to Borrowers who make payments by electronic transfer of funds to wire such funds directly to the Lock Box Account. Borrowers shall hold in trust for Lenders all amounts that Borrowers receive despite the directions to make payments to the post office box or Lock Box Account, and immediately deliver such payments to Servicing Agent in their original form as received from the account debtor, with proper endorsements for deposit into the Lock Box Account. Borrowers irrevocably authorizes Servicing Agent to transfer to the Lock Box Account any funds that have been deposited into any other accounts or that Lenders have otherwise received. Borrowers shall not establish or maintain any accounts with any Person other than Servicing Agent except for accounts opened in the ordinary course of business from which all funds are transferred on a daily basis to the Lock Box Account. Lenders shall have all right, title and interest in all of the items from time to time in the Lock Box Account and their proceeds. Neither of Borrowers nor any person claiming through a Borrower shall have any right or control over the use of, or any right to withdraw any amount from, the Lock Box Account, which shall be under the sole control of Servicing Agent.”

5 Section 2.2 is hereby replaced in its entirety with the following:

“Section 2.2 Over advances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Committed Revolving Line or the Borrowing Base at any time, Borrowers shall immediately pay to Servicing Agent, for the benefit of Lenders, in cash, the amount of such excess.”

6. Section 2.3(a) is hereby replaced in its entirety with the following:

“(a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest on the average daily balance thereof, at a per annum rate equal to the Prime Rate plus one half of one percent (0.50%).”

7. Section 5.4 of the Agreement is hereby replaced in its entirety with the following

“Section 5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property and services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.”

8. The following new paragraphs are hereby added to the end of Section 6.3 of the Agreement:

“Within fifteen (15) days after the last day of each month and together with any Advance request pursuant to Section 2.1.1, Borrowers shall each deliver to Servicing Agent a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit F hereto.

Lenders shall have a right from time to time initially and thereafter to audit each of Borrower’s Accounts and appraise Collateral at such Borrower’s expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.”

9. Section 6.9 of the Agreement is hereby replaced in its entirety with the following:

[Intentionally Omitted].”

10 Section 6.10 of the Agreement is hereby replaced in its entirety with the following

[Intentionally Omitted].”

11. As a condition to the effectiveness of this Amendment, Servicing Agent shall have received, in form and substance satisfactory to Servicing Agent, the following:

(a) this Amendment, duly executed by Borrowers;

(b) a certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) a legal opinion duly executed by Borrowers’ counsel;

(d) corporate guarantee and resolutions duly executed by ORIENT SEMICONDUCTOR ELECTRONICS, LIMITED;

(e) a non-refundable loan fee (includes collateral audit fee) of $90,000 (to be distributed by Servicing Agent to Lenders prorata), outstanding legal fees, plus any Bank Expenses, including attorneys’ fees and expenses, relating to this Amendment; and

(f) such other documents, and completion of such other matters, as Lenders may reasonably deem necessary or appropriate.

12. Exhibits A-l and A-2, and Exhibit p of the Agreement are hereby replaced in their entirety by the Exhibit A-l and A-2 and Exhibit D attached hereto and incorporated therein by this reference.

13. Exhibit F attached hereto is hereby added to the Agreement and incorporated therein by this reference.

14. Lenders waive Borrowers’ violations of Section 6.9 for the quarters ending June 30, 2000, September 30, 2000, and December 31, 2000 as such section was in effect prior to this Amendment. Lenders do not waive any other failure by Borrower to perform its Obligations under the Loan Documents. This waiver is not a continuing waiver with respect to any failure to perform any Obligation after the date of this Amendment.

15. Borrowers represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

16. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lenders under the Agreement, as in effect prior to the date hereof. Borrowers ratify and reaffirm the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

INTEGRATED PACKAGING ASSEMBLY CORPORATION

By:

Title:

BANK SINOPAC, LOS ANGELES BRANCH

By:

Title:

Maximum Commitment: $12,000,000

Pro Rata Share: 66.7%

FAR EAST NATIONAL BANK

By:

Title:

Maximum Commitment: $6,000,000

Pro Rata Share: 33.3%

EXHIBIT A-l

INTEGRATED PACKAGING ASSEMBLY CORPORATION

AND OSE, INC.

REVOLVING PROMISSORY NOTE

$12,000,000	San Jose. California
February 15,2001

FOR VALUE RECEIVED, INTEGRATED PACKAGING ASSEMBLY CORPORATION a Delaware corporation, and OSE, INC., a California corporation {individually a “Borrower” and collectively, the “Borrowers”), jointly and severally, promise to pay to the order of Bank SinoPac, Los Angeles Branch the “Lender”) the principal amount of Twelve Million Dollars {$12,000,000) or, if less, the aggregate amount of Advances as defined in the Loan Agreement referred to below) made by Lender to a Borrower pursuant to the Loan Agreement referred to below outstanding on the Revolving Maturity Date (as defined in the Loan Agreement referred to below). All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

Borrowers also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement. Notwithstanding any other limitations contained in this Note, Lender does not intend to charge and Borrowers shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Borrower or credited against principal.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Servicing Agent described in the Loan Agreement. Until notified of the transfer of this Note, each Borrower shall be entitled to deem Lender or such person who has been so identified by the transferor in writing to the a Borrower as the holder of this Note, as the owner and holder of this Note.

This Note is referred to in, and is entitled to the befits of, the Amended and Restated Loan and Security Agreement dated as of December 1, 2000, and amended by that certain Amendment to Loan and Security Agreement dated February 15,2001, and as amended from time to time (the “Loan Agreement”) among the Borrowers, the financial institution named therein and the Agents. The Loan Agreement, among other things, (i) provides for the making of advances (the “Advances”) by Lender to a Borrower from time to time in an aggregate amount not to exceed at anytime outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on accounts of principal herein prior to the maturity hereof upon the, terms and conditions therein specified.

The terms of this Note are subject to amendment only in the manner provided in the Load Agreement.

No reference herein to the Loan Agreement and no provision of this Note or the Loan agreement shall alter or impair, the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective time and in the, currency herein prescribed.

Borrowers promise t pay all costs and expenses, including reasonable attorneys’ fees, incurred in the collection and enforcement of this Note. Borrowers hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, each Borrower has caused Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

INTEGRATED PACKAGING ASSEMBLY CORPORATION	OSE, INC

BY:	BY:
TITLE:	TITLE:

EXHIBIT A-2

INTEGRATED PACKAGING ASSEMBLY CORPORATION

AND OSE, INC.

REVOLVING PROMISSORY NOTE

$6,000,000	San Jose. California
February 15,2001

FOR VALUE RECEIVED, INTEGRATED PACKAGING ASSEMBLY CORPORATION a Delaware corporation, and OSE, INC., a California corporation {individually a “Borrower” and collectively, the “Borrowers”), jointly and severally, promise to pay to the order of Bank SinoPac, Los Angeles Branch the “Lender”) the principal amount of Six Million Dollars {$6,000,000) or, if less, the aggregate amount of Advances as defined in the Loan Agreement referred to below) made by Lender to a Borrower pursuant to the Loan Agreement referred to below outstanding on the Revolving Maturity Date (as defined in the Loan Agreement referred to below). All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

Borrowers also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement. Notwithstanding any other limitations contained in this Note, Lender does not intend to charge and Borrowers shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the a Borrower or credited against principal.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Servicing Agent described in the Loan Agreement. Until notified of the transfer of this Note, each Borrower shall be entitled to deem Lender or such person who has been so identified by the transferor in writing to the a Borrower as the holder of this Note, as the owner and holder of this Note.

This Note is referred to in, and is entitled to the befits of, the Amended and Restated Loan and Security Agreement dated as of December 1, 2000, and amended by that certain Amendment to Loan and Security Agreement dated February 15,2001, and as amended from time to time (the “Loan Agreement”) among the Borrowers, the financial institution named therein and the Agents. The Loan Agreement, among other things,

(i) provides for the making of advances (the “Advances”) by Lender to a Borrower from time to time in an aggregate amount not to exceed at anytime outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on accounts of principal herein prior to the maturity hereof upon the, terms and conditions therein specified.

The terms of this Note are subject to amendment only in the manner provided in the Load Agreement.

No reference herein to the Loan Agreement and no provision of this Note or the Loan agreement shall alter or impair, the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective time and in the, currency herein prescribed.

Borrowers promise to pay all costs and expenses, including reasonable attorneys’ fees, incurred in the collection and enforcement of this Note. Borrowers hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

7

IN WITNESS WHEREOF, each Borrower has caused Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

INTEGRATED PACKAGING ASSEMBLY CORPORATION	OSE, INC

BY:	BY:
TITLE:	TITLE: